Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Fourth Fiscal Quarter and Full Year 2024

Financial Results and Declares Quarterly Distribution of $0.55 Per Share

LOS ANGELES, CA, November 19, 2024 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter and year ended September 30, 2024.

Financial Highlights for the Quarter and Year Ended September 30, 2024

•

Total investment income was $94.7 million ($1.15 per share) and $381.7 million ($4.75 per share) for the fourth fiscal quarter of 2024 and full year, as compared with $95.0 million ($1.16 per share) and $379.3 million ($5.26 per share) for the third fiscal quarter of 2024 and full year of 2023. Adjusted total investment income was $95.0 million ($1.16 per share) and $385.9 million ($4.80 per share) for the fourth fiscal quarter and full year ended September 30, 2024, as compared with $95.6 million ($1.17 per share) and $376.4 million ($5.22 per share) for the third fiscal quarter of 2024 and full year of 2023. The decrease for the quarter was primarily driven by lower interest income due to the impact of certain investments that were placed on non-accrual status, partially offset by higher original issue discount (“OID”) acceleration from investment repayments and higher prepayment fee income. The increase for the full year was primarily driven by higher interest income, which was attributable to a larger investment portfolio and higher OID acceleration from investment repayments, higher prepayment and amendment fees and higher dividend income from the Company’s investment in Senior Loan Fund JV I, LLC (“SLF JV I”). This was partially offset by the impact of certain investments that were placed on non-accrual status.

•

GAAP net investment income was $44.9 million ($0.55 per share) and $175.1 million ($2.18 per share) for the fourth fiscal quarter and full year, as compared with $44.6 million ($0.54 per share) and $180.7 million ($2.51 per share) for the third fiscal quarter of 2024 and full year of 2023. The increase for the quarter was primarily driven by lower management fees (net of fees waived) and lower interest expense, partially offset by higher income-based (“Part I”) incentive fees (net of fees waived) and lower total investment income. The decrease for the full year was primarily driven by higher interest expense, partially offset by higher total investment income, lower management fees and part I incentive fees (net of fees waived) and lower operating expenses.

•

Adjusted net investment income was $45.2 million ($0.55 per share) and $179.3 million and ($2.23 per share) for the fourth fiscal quarter and full year, as compared with $45.2 million ($0.55 per share) and $177.8 million ($2.47 per share) for the third fiscal quarter of 2024 and full year of 2023. The increase on a total dollar basis for the full year was primarily driven by higher adjusted total investment income, lower management fees and part I incentive fees (net of fees waived) and lower operating expenses, partially offset by higher interest expense.

•

Net asset value (“NAV”) per share was $18.09 as of September 30, 2024, down as compared with $18.19 and $19.63 as of June 30, 2024 and September 30, 2023, respectively. The decline from June 30, 2024 and September 30, 2023 primarily reflected losses on certain debt and equity investments.

•

Waived part I incentive fees of $1.2 million for the quarter ended September 30, 2024, and, effective July 1, 2024, base management fees were reduced from an annual rate of 1.50% to 1.00% of total gross assets, excluding cash and cash equivalents.

•

Originated $259.0 million of new investment commitments and received $338.3 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended September 30, 2024. The weighted average yield on new debt investments was 9.9%.

•

Total debt outstanding was $1,660.0 million as of September 30, 2024. The total debt to equity ratio was 1.12x, and the net debt to equity ratio was 1.07x, after adjusting for cash and cash equivalents.

•

Liquidity as of September 30, 2024 was composed of $64.0 million of unrestricted cash and cash equivalents and $907.5 million of undrawn capacity under the Company’s credit facilities (subject to borrowing base and other limitations). Unfunded investment commitments were $311.4 million, or $284.3 million excluding unfunded commitments to the Company’s joint ventures. Of the $284.3 million, approximately $247.6 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions.

•	A quarterly cash distribution was declared of $0.55 per share. The distribution is payable in cash on December 31, 2024 to stockholders of record on December 16, 2024.

Armen Panossian, Chief Executive Officer and Co-Chief Investment Officer said, “The results for our fourth fiscal quarter were supported by a combination of robust origination activity and ongoing loan sales and repayments. We invested $259 million and realized $338 million from sales and repayments, underscoring the strength of our origination platform and investment process. In addition to this being our first quarter with our lower base management fee, we have announced another discretionary fee waiver as part of our commitment to maintaining shareholder value.”

“During the quarter, we successfully restructured several names that were previously on non-accrual status,” Panossian noted. “However, unique challenges that impacted a handful of additional portfolio companies caused a slight decline in NAV and additional names on non-accrual status. While this has been a challenging year, we remain confident in the overall credit quality of our portfolio and in our ability to achieve successful outcomes for our shareholders by leveraging the extensive resources and turnaround expertise of the Oaktree platform.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.55 per share. The distribution is payable in cash on December 31, 2024 to stockholders of record on December 16, 2024.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended			For the year ended
($ in thousands, except per share data)	September 30, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2023 (unaudited)	September 30, 2024	September 30, 2023

GAAP operating results:

Interest income	$83,626	$85,953	$94,732	$346,249	$348,765

PIK interest income	6,018	6,149	5,544	20,832	19,764

Fee income	3,897	1,460	572	9,210	6,546

Dividend income	1,144	1,404	1,057	5,374	4,211

Total investment income	94,685	94,966	101,905	381,665	379,286

Net expenses	49,764	50,391	54,407	206,613	198,511

Excise tax	—	—	—	—	(78)

Net investment income	44,921	44,575	47,498	175,052	180,697

Net realized and unrealized gains (losses), net of taxes	(8,008)	(43,455)	(1,546)	(117,147)	(63,366)

Net increase (decrease) in net assets resulting from operations	$36,913	$1,120	$45,952	$57,905	$117,331

Total investment income per common share	$1.15	$1.16	$1.32	$4.75	$5.26

Net investment income per common share	$0.55	$0.54	$0.62	$2.18	$2.51

Net realized and unrealized gains (losses), net of taxes per common share	$(0.10)	$(0.53)	$(0.02)	$(1.46)	$(0.88)

Earnings (loss) per common share — basic and diluted	$0.45	$0.01	$0.60	$0.72	$1.63

Non-GAAP Financial Measures[1]:

Adjusted total investment income	$95,000	$95,573	$102,157	$385,927	$376,389

Adjusted net investment income	$45,236	$45,182	$47,750	$179,314	$177,800

Adjusted net realized and unrealized gains (losses), net of taxes	$(8,322)	$(44,055)	$(1,668)	$(120,579)	$(40,175)

Adjusted earnings (loss)	$36,914	$1,127	$46,082	$58,735	$137,625

Adjusted total investment income per share	$1.16	$1.17	$1.32	$4.80	$5.22

Adjusted net investment income per share	$0.55	$0.55	$0.62	$2.23	$2.47

Adjusted net realized and unrealized gains (losses), net of taxes per share	$(0.10)	$(0.54)	$(0.02)	$(1.50)	$(0.56)

Adjusted earnings (loss) per share	$0.45	$0.01	$0.60	$0.73	$1.91

1 See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of
($ in thousands, except per share data and ratios)	September 30, 2024	June 30, 2024 (unaudited)	September 30, 2023

Select balance sheet and other data:

Cash and cash equivalents	$63,966	$96,321	$136,450

Investment portfolio at fair value	3,021,279	3,121,703	2,892,420

Total debt outstanding (net of unamortized financing costs)	1,638,693	1,697,164	1,600,731

Net assets	1,487,811	1,496,133	1,515,764

Net asset value per share	18.09	18.19	19.63

Total debt to equity ratio	1.12x	1.16x	1.10x

Net debt to equity ratio	1.07x	1.10x	1.01x

Adjusted total investment income for the quarter ended September 30, 2024 was $95.0 million and included $84.0 million of interest income from portfolio investments, $6.0 million of payment-in-kind (“PIK”) interest income, $3.9 million of fee income and $1.1 million of dividend income. The $0.6 million quarterly decline in adjusted total investment income was attributable to a $2.7 million decrease in interest income, which resulted from the impact of certain investments that were placed on non-accrual status and was partially offset by higher OID acceleration from investment repayments, and $0.3 million of lower dividend income from the Company’s investment in SLF JV I. This was partially offset by $2.4 million of higher fee income mainly driven by higher prepayment fees.

Adjusted total investment income for the full year ended September 30, 2024 was $385.9 million and included $350.5 million of interest income from portfolio investments, $20.8 million of PIK interest income, $9.2 million of fee income and $5.4 million of dividend income. The $9.5 million year-over-year increase in adjusted total investment income was attributable to a $5.7 million increase in interest income, which was attributable to a larger investment portfolio and higher OID acceleration from investment repayments and was partially offset by the impact of certain investments that were placed on non-accrual status. Also contributing to the increase was $2.7 million of higher fee income from higher prepayment and amendment fees and a $1.1 million increase in dividend income from the Company’s investment in SLF JV I.

Net expenses for the quarter ended September 30, 2024 totaled $49.8 million, down $0.6 million from the quarter ended June 30, 2024. The decrease for the quarter was primarily driven by $2.5 million of lower management fees (net of fees waived), $0.5 million of lower interest expense due to the decrease in borrowings outstanding and lower reference rates and $0.2 million of lower professional fees, partially offset by $2.6 million of higher part I incentive fees (net of fees waived).

Net expenses for the full-year ended September 30, 2024 totaled $206.6 million, up $8.1 million from the year ended September 30, 2023. The increase for the year was primarily driven by $17.0 million of higher interest expense due to the impact of rising interest rates on the Company’s floating rate liabilities, partially offset by $5.5 million of lower part I incentive fees (net of fees waived) as a result of part I incentive fees waived by Oaktree during the year, $1.2 million of lower management fees (net of fees waived) and a $2.2 million decrease in operating expenses.

Adjusted net investment income was $45.2 million ($0.55 per share) for the quarter ended September 30, 2024, which was flat as compared to the quarter ended June 30, 2024.

Adjusted net investment income was $179.3 million ($2.23 per share) for the full year ended September 30, 2024, as compared to $177.8 million ($2.47 per share) for the year ended September 30, 2023. The increase of $1.5 million for the year reflected $9.5 million of higher adjusted total investment income, partially offset by $8.1 million of higher net expenses. The per share decrease for the year was driven by an increase in weighted average shares outstanding from the issuance of common shares.

Adjusted net realized and unrealized losses, net of taxes, was $8.3 million for the quarter ended September 30, 2024, primarily reflecting realized and unrealized losses on certain debt and equity investments. Adjusted net realized and unrealized losses, net of taxes, was $120.6 million for the year ended September 30, 2024, primarily reflecting realized and unrealized losses on certain debt and equity investments.

Portfolio and Investment Activity

	As of

($ in thousands)	September 30, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2023 (unaudited)
Investments at fair value	$3,021,279	$3,121,703	$2,892,420

Number of portfolio companies	144	158	143

Average portfolio company debt size	$22,000	$19,900	$19,800

Asset class:

First lien debt	81.7%	82.5%	76.4%

Second lien debt	3.5%	3.5%	10.1%

Unsecured debt	3.6%	3.8%	1.9%

Equity	5.0%	4.2%	5.0%

JV interests	6.1%	6.0%	6.6%

Non-accrual debt investments:

Non-accrual investments at fair value	$114,292	$110,599	$48,743

Non-accrual investments at cost	140,748	172,827	68,397

Non-accrual investments as a percentage of debt investments at fair value	4.0%	3.7%	1.8%

Non-accrual investments as a percentage of debt investments at cost	4.9%	5.7%	2.4%

Number of investments on non-accrual	9	8	4

Interest rate type:

Percentage floating-rate	88.4%	85.3%	86.2%

Percentage fixed-rate	11.6%	14.7%	13.8%

Yields:

Weighted average yield on debt investments[1]	11.2%	11.9%	12.7%

Cash component of weighted average yield on debt investments	10.0%	10.6%	11.2%

Weighted average yield on total portfolio investments[2]	10.7%	11.5%	12.0%

Investment activity:

New investment commitments	$259,000	$338,700	$87,500

New funded investment activity[3]	$232,700	$293,200	$117,100

Proceeds from prepayments, exits, other paydowns and sales	$338,300	$185,500	$364,400

Net new investments[4]	$(105,600)	$107,700	$(247,300)

Number of new investment commitments in new portfolio companies	9	11	3

Number of new investment commitments in existing portfolio companies	10	9	3

Number of portfolio company exits	23	3	16

[1]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[2]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[3]	New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.
[4]	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of September 30, 2024, the fair value of the investment portfolio was $3.0 billion and was composed of investments in 144 companies. These included debt investments in 122 companies, equity investments in 42 companies, and the Company’s joint venture investments in SLF JV I and OCSI Glick JV LLC (“Glick JV”). 22 of the equity investments were in companies in which the Company also had a debt investment.

As of September 30, 2024, 94.2% of the Company’s portfolio at fair value consisted of debt investments, including 81.7% of first lien loans, 3.5% of second lien loans and 9.0% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV. This compared to 82.5% of first lien loans, 3.5% of second lien loans and 9.0% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of June 30, 2024.

As of September 30, 2024, there were nine investments on non-accrual status, which represented 4.9% and 4.0% of the debt portfolio at cost and fair value, respectively. This is up from eight investments on non-accrual status in the prior quarter, which represented 5.7% and 3.7% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $135.2 million at fair value as of September 30, 2024, down 2.4% from $138.5 million as of June 30, 2024. The decrease was primarily driven by SLF JV I’s use of leverage and unrealized depreciation in the underlying investment portfolio.

As of September 30, 2024, SLF JV I had $375.8 million in assets, including senior secured loans to 48 portfolio companies. This compared to $390.8 million in assets, including senior secured loans to 49 portfolio companies, as of June 30, 2024. SLF JV I generated cash interest income of $3.6 million for the Company during the quarter ended September 30, 2024, up from $3.5 million in the prior quarter. In addition, SLF JV I generated dividend income of $1.1 million for the Company during the quarter ended September 30, 2024, down from $1.4 million in the prior quarter. As of September 30, 2024, SLF JV I had $70.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 1.4x.

Glick JV

The Company’s investments in Glick JV totaled $48.9 million at fair value as of September 30, 2024, down 2.0% from $49.9 million as of June 30, 2024. The decrease was primarily driven by Glick JV’s use of leverage and unrealized depreciation in the underlying investment portfolio.

As of September 30, 2024, Glick JV had $145.0 million in assets, including senior secured loans to 44 portfolio companies. This compared to $150.2 million in assets, including senior secured loans to 45 portfolio companies, as of June 30, 2024. Glick JV generated cash interest income of $1.5 million during the quarter ended September 30, 2024, consistent with the prior quarter. As of September 30, 2024, Glick JV had $21.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.5x.

Liquidity and Capital Resources

As of September 30, 2024, the Company had total principal value of debt outstanding of $1,660.0 million, including $710.0 million of outstanding borrowings under its revolving credit facilities, $300.0 million of the 3.500% Notes due 2025, $350.0 million of the 2.700% Notes due 2027 and $300.0 million of the 7.100% Notes due 2029. The funding mix was composed of 43% secured and 57% unsecured borrowings as of September 30, 2024. The Company was in compliance with all financial covenants under its credit facilities as of September 30, 2024.

As of September 30, 2024, the Company had $64.0 million of unrestricted cash and cash equivalents and $907.5 million of undrawn capacity on its credit facilities (subject to borrowing base and other limitations). As of September 30, 2024, unfunded investment commitments were $311.4 million, or $284.3 million excluding unfunded commitments to the Company’s joint ventures. Of the $284.3 million, approximately $247.6 million could be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of September 30, 2024, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements, was 6.7%, down from 7.0% as of June 30, 2024, primarily driven by the impact of lower interest rates on the Company’s floating rate liabilities.

The Company’s total debt to equity ratio was 1.12x and 1.16x as of each of September 30, 2024 and June 30, 2024, respectively. The Company’s net debt to equity ratio was 1.07x and 1.10x as of each of September 30, 2024 and June 30, 2024, respectively.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•

“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

•

“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its

1 Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended September 30, 2024, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the year ended September 30, 2024, no amounts were payable under the A&R Advisory Agreement.

investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the three months ended						For the year ended
	September 30, 2024 (unaudited)		June 30, 2024 (unaudited)		September 30, 2023 (unaudited)		September 30, 2024		September 30, 2023
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP total investment income	$94,685	$1.15	$94,966	$1.16	$101,905	$1.32	$381,665	$4.75	$379,286	$5.26
Interest income amortization (accretion) related to merger accounting adjustments	315	—	607	0.01	252	—	4,262	0.05	(2,897)	(0.04)

Adjusted total investment income	$95,000	$1.16	$95,573	$1.17	$102,157	$1.32	$385,927	$4.80	$376,389	$5.22

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended						For the year ended
	September 30, 2024 (unaudited)		June 30, 2024 (unaudited)		September 30, 2023 (unaudited)		September 30, 2024		September 30, 2023
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$44,921	$0.55	$44,575	$0.54	$47,498	$0.62	$175,052	$2.18	$180,697	$2.51
Interest income amortization (accretion) related to merger accounting adjustments	315	—	607	0.01	252	—	4,262	0.05	(2,897)	(0.04)
Part II incentive fee	—	—	—	—	—	—	—	—	—	—

Adjusted net investment income	$45,236	$0.55	$45,182	$0.55	$47,750	$0.62	$179,314	$2.23	$177,800	$2.47

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	For the three months ended						For the year ended
	September 30, 2024 (unaudited)		June 30, 2024 (unaudited)		September 30, 2023 (unaudited)		September 30, 2024		September 30, 2023
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net realized and unrealized gains (losses), net of taxes	$(8,008)	$(0.10)	$(43,455)	$(0.53)	$(1,546)	$(0.02)	$(117,147)	$(1.46)	$(63,366)	$(0.88)
Net realized and unrealized gains (losses) related to merger accounting adjustments	(314)	—	(600)	(0.01)	(122)	—	(3,432)	(0.04)	23,191	0.32

Adjusted net realized and unrealized gains (losses), net of taxes	$(8,322)	$(0.10)	$(44,055)	$(0.54)	$(1,668)	$(0.02)	$(120,579)	$(1.50)	$(40,175)	$(0.56)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	For the three months ended						For the year ended
	September 30, 2024 (unaudited)		June 30, 2024 (unaudited)		September 30, 2023 (unaudited)		September 30, 2024		September 30, 2023
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$36,913	$0.45	$1,120	$0.01	$45,952	$0.60	$57,905	$0.72	$117,331	$1.63
Interest income amortization (accretion) related to merger accounting adjustments	315	—	607	0.01	252	—	4,262	0.05	(2,897)	(0.04)
Net realized and unrealized gains (losses) related to merger accounting adjustments	(314)	—	(600)	(0.01)	(122)	—	(3,432)	(0.04)	23,191	0.32

Adjusted earnings (loss)	$36,914	$0.45	$1,127	$0.01	$46,082	$0.60	$58,735	$0.73	$137,625	$1.91

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its fourth fiscal quarter and full year ended September 30, 2024 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on November 19, 2024. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 1211943, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes in the economy, financial markets and political environment, including the impacts of inflation and elevated interest rates; (ii) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflicts in Ukraine and Israel), natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Dane Kleven

(213) 356-3260

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2024	June 30, 2024 (unaudited)	September 30, 2023
ASSETS

Investments at fair value:

Control investments (cost September 30, 2024: $372,901; cost June 30, 2024: $369,660; cost September 30, 2023: $345,245)	$289,404	$299,072	$297,091

Affiliate investments (cost September 30, 2024: $38,175; cost June 30, 2024: $38,101; cost September 30, 2023: $24,898)	35,677	35,396	23,349

Non-control/Non-affiliate investments (cost September 30, 2024: $2,733,843; cost June 30, 2024: $2,885,171; cost September 30, 2023: $2,673,976)	2,696,198	2,787,235	2,571,980

Total investments at fair value (cost September 30, 2024: $3,144,919; June 30, 2024: $3,292,932; cost September 30, 2023: $3,044,119)	3,021,279	3,121,703	2,892,420

Cash and cash equivalents	63,966	96,321	136,450

Restricted cash	14,577	10,993	9,089

Interest, dividends and fees receivable	38,804	27,609	44,570

Due from portfolio companies	12,530	954	6,317

Receivables from unsettled transactions	17,548	18,760	55,441

Due from broker	17,060	30,310	54,260

Deferred financing costs	11,677	12,418	12,541

Deferred offering costs	125	78	160

Derivative assets at fair value	—	436	4,910

Other assets	775	2,599	1,681

Total assets	$3,198,341	$3,322,181	$3,217,839

LIABILITIES AND NET ASSETS

Liabilities:

Accounts payable, accrued expenses and other liabilities	$3,492	$4,070	$2,950

Base management fee and incentive fee payable	15,517	15,415	19,547

Due to affiliate	4,088	4,803	4,310

Interest payable	16,231	19,329	16,007

Payables from unsettled transactions	15,666	51,595	11,006

Derivative liabilities at fair value	16,843	33,672	47,519

Deferred tax liability	—	—	5

Credit facilities payable	710,000	790,000	710,000

Unsecured notes payable (net of $4,935, $5,468 and $7,076 of unamortized financing costs as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively)	928,693	907,164	890,731

Total liabilities	1,710,530	1,826,048	1,702,075

Commitments and contingencies

Net assets:

Common stock, $0.01 par value per share, 250,000 shares authorized; 82,245, 82,245 and 77,225 shares issued and outstanding as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively	822	822	772

Additional paid-in-capital	2,264,449	2,264,449	2,166,330

Accumulated overdistributed earnings	(777,460)	(769,138)	(651,338)

Total net assets (equivalent to $18.09, $18.19 and $19.63 per common share as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively)	1,487,811	1,496,133	1,515,764

Total liabilities and net assets	$3,198,341	$3,322,181	$3,217,839

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30, 2024 (unaudited)	Three months ended June 30, 2024 (unaudited)	Three months ended September 30, 2023 (unaudited)	Year ended September 30, 2024	Year ended September 30, 2023
Interest income:
Control investments	$6,012	$5,924	$5,877	$23,890	$21,203

Affiliate investments	159	192	650	685	2,620

Non-control/Non-affiliate investments	76,476	78,681	86,346	315,681	320,862

Interest on cash and cash equivalents	979	1,156	1,859	5,993	4,080

Total interest income	83,626	85,953	94,732	346,249	348,765

PIK interest income:
Control investments	765	677	309	2,584	309
Affiliate investments	45	11	—	56	—

Non-control/Non-affiliate investments	5,208	5,461	5,235	18,192	19,455

Total PIK interest income	6,018	6,149	5,544	20,832	19,764

Fee income:

Control investments	12	13	13	51	51

Affiliate investments	—	—	5	5	20

Non-control/Non-affiliate investments	3,885	1,447	554	9,154	6,475

Total fee income	3,897	1,460	572	9,210	6,546

Dividend income:

Control investments	1,050	1,400	1,050	5,250	4,200

Non-control/Non-affiliate investments	94	4	7	124	11

Total dividend income	1,144	1,404	1,057	5,374	4,211

Total investment income	94,685	94,966	101,905	381,665	379,286

Expenses:

Base management fee	8,550	11,781	11,516	43,412	44,899

Part I incentive fee	8,943	8,341	9,531	34,764	35,831

Professional fees	862	1,091	1,282	4,670	6,244

Directors fees	160	160	160	640	640

Interest expense	32,058	32,513	32,326	128,622	111,642

Administrator expense	465	391	317	1,548	1,252

General and administrative expenses	704	824	775	2,645	3,528

Total expenses	51,742	55,101	55,907	216,301	204,036

Management fees waived	(750)	(1,500)	(1,500)	(5,250)	(5,525)

Part I incentive fees waived	(1,228)	(3,210)	—	(4,438)	—

Net expenses	49,764	50,391	54,407	206,613	198,511

Net investment income before taxes	44,921	44,575	47,498	175,052	180,775

Excise tax	—	—	—	—	(78)

Net investment income	44,921	44,575	47,498	175,052	180,697

Unrealized appreciation (depreciation):

Control investments	(12,909)	(17,580)	(1,114)	(35,343)	(2,014)

Affiliate investments	207	(324)	(90)	(949)	(392)

Non-control/Non-affiliate investments	60,159	42,997	10,088	64,145	(26,208)

Foreign currency forward contracts	(4,278)	1,106	4,861	(8,752)	59

Net unrealized appreciation (depreciation)	43,179	26,199	13,745	19,101	(28,555)

Realized gains (losses):

Control investments	—	—	—	786	—

Non-control/Non-affiliate investments	(50,349)	(69,163)	(12,986)	(138,285)	(27,390)

Foreign currency forward contracts	(1,499)	(289)	(252)	1,143	(5,765)

Net realized gains (losses)	(51,848)	(69,452)	(13,238)	(136,356)	(33,155)

(Provision) benefit for taxes on realized and unrealized gains (losses)	661	(202)	(2,053)	108	(1,656)

Net realized and unrealized gains (losses), net of taxes	(8,008)	(43,455)	(1,546)	(117,147)	(63,366)

Net increase (decrease) in net assets resulting from operations	$36,913	$1,120	$45,952	$57,905	$117,331

Net investment income per common share — basic and diluted	$0.55	$0.54	$0.62	$2.18	$2.51

Earnings (loss) per common share — basic and diluted	$0.45	$0.01	$0.60	$0.72	$1.63

Weighted average common shares outstanding — basic and diluted	82,245	81,830	77,130	80,418	72,119